ALL INFORMATION IS PRELIMINARY AND SUBJECT TO CHANGE
TRANSACTION:

ISSUER: Residential Funding Mortgage Securities II, Inc.
SERIES: 2003-HI2
COLLATERAL: $250 Million of Home Loan-Backed Notes
SELLER AND MASTER SERVICER: Residential Funding Corporation
RATING AGENCIES: Moody's and S&P

STRUCTURE:

CREDIT SUPPORT
1- Excess Interest
2- Overcollateralization ("Reserve Amount")
3- Subordination

----------------------------------------------------------------------------------------------------
    CLASS      MOODY'S    S&P    COUPON TYPE      ORIGINAL       INITIAL     INITIAL     STEPDOWN
                                                 PRINCIPAL      PRINCIPAL    CREDIT       CREDIT
                                                  BALANCE      PERCENTAGE  ENHANCEMENT ENHANCEMENT
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
   SENIORS       Aaa      AAA   Fixed / Float     $188,750,000    75.50       24.50       53.00%
     M-1         Aa2      AA        Fixed           20,000,000    8.00        16.50       37.00%
     M-2          A2       A        Fixed           16,875,000    6.75        9.75        23.50%
     M-3         Baa2     BBB       Fixed           16,000,000    6.40        3.35        10.70%
 CERTIFICATES                       Fixed            8,375,000    3.35        0.00        4.00%
----------------------------------------------------------------------------------------------------

RESERVE AMOUNT (OVERCOLLATERALIZATION) TARGET:
-----------------------------------------------
Prior to the Stepdown Date:  2.00% of original pool balance

Afterthe Stepdown Date: lesser of 2.00% of original balance and 4.00% of current pool balance, subject to a Floor Target of 0.50% of original collateral balance.

After the Stepdown Date the subordinate certificates may receive principal payments, or sooner if the Senior certificates are retired.
STEPDOWNDATE:  Later  of July 25,  2006  and the  first  month  that the  Senior
        Classes will be less than or equal to 47.00% of the current collateral balance. Reserve Amount (overcollateralization target) will be reduced if a Trigger Even is not in effect.
TRIGGER EVENT: A Trigger Event exists with respect to any Distribution Date on or after the Stepdown Date if either:
        (i) The 60+ day Delinquency Percentage equals or exceeds 5.00%
        (ii) during such period the Cumulative Realized Loss Percentage exceeds the values defined below:

        DISTRIBUTION DATES            CUMULATIVE REALIZED LOSS PERCENTAGE
        -------------------           -----------------------------------
        July 2006 - June 2007                              10.00%
        July 2007 - June 2008                              12.00%
        July 2008 - and afterwards                         14.00%

LOSS COVERAGE:
               FIRST PRINCIPAL LOSS
-----------------------------------
   CLASS       CDR      CUM LOSS
-----------------------------------
-----------------------------------
    M-1        11.4      37.90%
    M-2        9.1       32.17%
    M-3        6.9       25.95%
-----------------------------------

Assumptions: 100% loss severity, 0 month lag in recoveries, Trigger failing, Run to maturity.

Defaults are in addition to prepayments

Prepays are 100 PPC (increasing from 2% CPR to 17% CPR in months 1-15; 17 CPR thereafter)